As filed with the Securities and Exchange Commission on December 6, 2005
                                                     Registration No. 333-116728

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)

          Delaware                    7371                      13-4142621
(State or other jurisdiction   (Primary  Standard            (I.R.S. Employer
     of incorporation or           Industrial             Identification Number)
        organization)            Classification
                                  Code Number)

                                One Union Square
                        600 University Street, Suite 1525
                                Seattle, WA 98101
                                 (206) 331-4545

                                   Copies to:
                              Louis W. Zehil, Esq.
                                McGuireWoods LLP
                           1345 Avenue of the Americas
                                  Seventh Floor
                               New York, NY 10105
                                 (212) 548-2138

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]


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                     REMOVAL OF SECURITIES FROM REGISTRATION

Pursuant to its Registration Statement on Form SB-2 (Registration No. 333-116728), as amended by Amendment No. 1 thereto filed on October 28, 2004 and Amendment No. 2 thereto filed November 1, 2004 (the "Registration Statement"), NS8 Corporation, a Delaware corporation ("NS8"), registered for resale 33,746,226 shares of its common stock, par value $0.0001 per share (the "Shares"). The registration statement was declared effective by the Securities and Exchange Commission on November 3, 2004. In accordance with the undertaking contained in Part II of the Registration Statement, NS8 is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the Shares, all of which remain unsold as of the date hereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 6, 2005.

Date:  December  6,  2005               NS8  CORPORATION

                                        /s/  Anthony  Alda
                                        --------------------------------------
                                        Name:  Anthony  Alda
                                        Title: Chairman of the Board and CEO

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  December  6,  2005               /s/  Anthony  Alda
                                        --------------------------------------
                                        Anthony Alda, Chairman of the Board of
                                        Directors, President and CEO

Date:  December  6,  2005               /s/  Ricardo  Rosado
                                        --------------------------------------
                                        Ricardo Rosado, Chief Financial Officer,
                                        Officer  and  Director

Date:  December  6,  2005               /s/  Leslie  J.  Ames
                                        --------------------------------------
                                        Leslie  J  Ames,  Director

Date:  December  6,  2005               /s/  Michael  W.  Waage
                                        --------------------------------------
                                        Michael  W  Waage,  Director

Date:  December  6,  2005               /s/  Brent  R.  Bysouth
                                        --------------------------------------
                                        Brent  R  Bysouth,  Director


Date:  December  6,  2005               /s/  William  Kunzweiler
                                        --------------------------------------
                                        William  Kunzweiler,  Director


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